Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Jurisdiction of Incorporation
DaXingHuaShang Investment Group Ltd	Republic of Seychelles
Jiujiu Group Stock Co., Ltd	Republic of Seychelles
DaXingHuaShang Investment (Hong Kong) Ltd	Hong Kong
Jiujiu (HK) Industry Ltd	Hong Kong
Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd	PRC
Jiujiu (Shenzhen) Industry Co., Ltd	PRC
Dongguan Xixingdao Technology Co., Ltd	PRC
Dongguan City FVT Supply Chain Technology Co., Ltd	PRC
Guangdong Fu Gu Supply Chain Group Co., Ltd	PRC
Dongguan City Fu La Tu Trade Co., Ltd	PRC
Dongguan City Fu Xin Gu Trade Co., Ltd	PRC
Dongguan City Fu Lai Food Co., Ltd	PRC
Dongguan City Fu Xin Technology Co., Ltd	PRC
Dongguan City Fu Xiang Technology Co., Ltd	PRC
Dongguan City Fu Ji Food & Beverage Co., Ltd	PRC
Dongguan City Fu Yi Beverage Co., Ltd	PRC
Dongguan City Fu Guan Healthy Industry Technology Co., Ltd	PRC
Dongguan City Fu Jing Technology Co., Ltd	PRC
Dongguan City Fu Sheng Drinking Water Co. Ltd	PRC
Dongguan City Fu Jia Drinking Water Co., Ltd	PRC
Dongguan City Fu Xi Drinking Water Co., Ltd	PRC
Dongguan City Fu Li Trading Co., Ltd	PRC
Shenzhen Fu Jin Trading Technology Co., Ltd	PRC